Exhibit 10.1
EIGHTH SUPPLEMENTAL INDENTURE
     EIGHTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 21, 2010, among Pactiv Corporation, a Delaware corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).
     WHEREAS, the Company (formerly known as Tenneco Packaging Inc.) has heretofore executed and delivered to the Trustee (as successor in interest to JPMorgan Chase Bank, N.A.) an Indenture dated as of September 29, 1999 (the “Original Indenture”), as supplemented by a supplemental indenture dated as of June 25, 2007, among the Company and the Trustee (the “Seventh Supplemental Indenture”), providing for the issuance of (and pursuant to which the Company has issued) $250,000,000 aggregate principal amount of the Company’s 6.400% Notes due 2018 (the “Notes”) (the Original Indenture, as supplemented by the Seventh Supplemental Indenture, referred to herein as the “Indenture”);
     WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of August 16, 2010 (the “Merger Agreement”), with Rank Group Limited, Reynolds Group Holdings Limited (“Reynolds Group”) and Reynolds Acquisition Corporation, an indirect wholly-owned subsidiary of Reynolds Group (“Sub”), pursuant to which and on the terms and conditions set forth therein, Sub will merge with and into the Company and the Company will become a wholly owned subsidiary of Reynolds Group;
     WHEREAS, Section 8.2 of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding;
     WHEREAS, the Company has distributed an Offer to Purchase and Consent Solicitation Statement, dated October 4, 2010 (the “Statement”) and accompanying Consent and Letter of Transmittal, dated October 4, 2010 (the “Letter of Transmittal”) to the Holders of the Notes in connection with a proposed amendment to the Registered Global Security evidencing the Notes and the Indenture, as further described in the Statement (the “Proposed Amendment”), that provides for the elimination of the Change of Control Offer covenant from the Registered Global Security evidencing the Notes and the Indenture;
     WHEREAS, on the Settlement Date (as defined in the Statement), the Company will prepare, and the Trustee with authenticate and deliver, a new Registered Global Security to evidence the Proposed Amendment in exchange for the Registered Global Security currently evidencing the Notes;
     WHEREAS, the Holders of a majority of the aggregate principal amount of the Notes outstanding not owned by the Company or any of its affiliates have consented to the Proposed Amendment;
     WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company have been done;

     WHEREAS, the Company desires to amend the Indenture, as set forth in Section 2 hereof; and
     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company.
     NOW, THEREFORE, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Amendment.
          (a) The heading “Change of Control Repurchase Event” and text appearing under the heading “Change of Control Repurchase Event” in the Registered Global Security evidencing the Notes and Section 1.3 of the Seventh Supplemental Indenture are hereby deleted and replaced with “[Intentionally Omitted].”
          (b) Any definitions used exclusively in the provisions of the Registered Global Security evidencing the Notes and the Seventh Supplemental Indenture that are deleted pursuant to paragraph (a) of this Section 2, and any definitions used exclusively within such definition, are hereby deleted in their entirety from the Registered Global Security evidencing the Notes and the Indenture.
          (c) None of the Company, the Trustee or any Holder of Notes shall have any rights, obligations or liabilities under any of the provisions of the Registered Global Security evidencing the Notes or the Seventh Supplemental Indenture that are deleted pursuant to paragraph (a) of this Section 2 and such deleted provisions shall be of no further force and effect.
     3. Effect of Supplemental Indenture. From and after the Amendment Operative Time (as defined below), the Indenture shall be amended and supplemented in accordance herewith. Each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Supplemental Indenture unless the context otherwise requires. The Indenture as amended and supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument, and every Holder heretofore or hereafter authenticated and delivered under the Indenture as supplemented by this Supplemental Indenture shall be bound thereby.
     4. Effectiveness. This Supplemental Indenture shall become effective and binding on the Company and the Trustee upon the execution and delivery by the parties to this Supplemental Indenture; provided, however, that the Proposed Amendment shall become operative as of the date this Supplemental Indenture was executed and delivered, and the terms of the Registered Global Security evidencing the Notes and the Indenture shall be amended, supplemented, modified or deleted hereby, in each case only upon the acceptance for payment of Notes representing a majority of the outstanding aggregate principal amount on the Settlement

Date (the “Amendment Operative Time”); provided, further, that if the Settlement Date does not occur on or prior to (i) March 16, 2011, the termination date of the Merger Agreement, or (ii) June 16, 2011, if such termination date is extended pursuant to the terms of the Merger Agreement, this Supplemental Indenture shall be void ab initio, as if this Supplemental Indenture never became effective.
     5. Existing Indenture Remains in Full Force and Effect. Except as amended and supplemented by this Supplemental Indenture, all provisions in the Indenture shall remain in full force and effect.
     6. Severability. In case any provision of this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     7. Successors. All the covenants, stipulations, promises and agreements contained in this Supplemental Indenture by the Company shall bind its successors and assigns whether so expressed or not. All the covenants, stipulations, promises and agreements contained in this Supplemental Indenture by the Trustee shall bind its successors and assigns whether so expressed or not.
     8. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, EXCEPT AS MAY BE OTHERWISE REQUIRED BY THE MANDATORY PROVISIONS OF LAW.
     9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
     10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.
[Signature Pages Follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PACTIV CORPORATION
By	/s/ Joseph E. Doyle
	Name:	Joseph E. Doyle
	Title:	Vice President, General Counsel and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By	/s/ Richard Tarnas
	Name:	Richard Tarnas
	Title:	Vice President
Signature page to Supplemental Indenture